(Letterhead)

                                                Grant Thornton


  May 6, 1996

  Securities and Exchange Commission
  Washington, DC 20549

  Re:   Metalclad Corporation
        File No. 0-2000


  Dear Sir or Madam:

  We have read Item 4 of the Form 8-K/A3 of Metalclad Corporation dated May 6, 1996 and agree with the statements contained in the first, second, third and fourth paragraphs. We have no basis to comment on the fifth paragraph of that Item 4.

  Very truly yours,

    /s/ Grant Thornton LLP